Exhibit 99.1

Press Release - MSC.Software Announces Third Quarter Financial Results

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

Third Quarter Ended September 30, 2008

In the quarter total revenue of $63.7 million grew by 11%, exceeding Wall Street consensus estimates

SANTA ANA, Calif. – November 4, 2008- MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of enterprise simulation solutions including simulation software and services, today reported results for the third quarter ended September 30, 2008. Financial highlights include the following:

HIGHLIGHTS

Quarter ended September 30, 2008:

¿	Total revenue of $63.7 million, an increase of 11% over the third quarter last year,

¿	Software revenue of $21.5 million, an increase of 8% over the third quarter last year,

¿	Maintenance revenue of $34.6 million, an increase of 9% over the third quarter last year,

¿	Services revenue of $7.6 million, an increase of 33% over third quarter last year,

¿	Net income of $2.3 million, and EPS of $0.05 per share.

Nine Months ended September 30, 2008:

¿	Total revenue of $189.4 million, an increase of 8% over the same period last year,

¿	Maintenance revenue of $103.6 million, an increase of 12% versus the same period last year,

¿	Deferred revenue at September 30, 2008 of $77.2 million, and

¿	Cash and Investments at September 30, 2008 of $154.2 million.

REVENUE

Total revenue for the third quarter ended September 30, 2008 was $63.7 million compared with $57.2 million for the third quarter in 2007. Software revenue for the third quarter of 2008 totaled $21.5 million compared with $19.9 million for the third quarter in 2007. Maintenance revenue totaled $34.6 million and services revenue totaled $7.6 million for the 2008 third quarter, compared with $31.6 million of maintenance revenue and $5.7 million of services revenue for the 2007 third quarter. Foreign exchange favorably impacted total revenue by $4.6 million in the 2008 third quarter.

Press Release - MSC.Software Announces Third Quarter Financial Results

Total revenue for the nine months ended September 30, 2008 was $189.4 million compared with $175.6 million for the nine month period in 2007. Software revenue totaled $64.6 million in 2008 compared with $65.9 million in 2007. Maintenance revenue totaled $103.6 million and services revenue totaled $21.2 million for the first nine months of 2008, compared with $92.3 million of maintenance revenue and $17.4 million of services revenue for the nine months in 2007. Foreign exchange favorably impacted total revenue by $15.7 million in the nine months ended September 30, 2008.

“Revenue growth of 11% in the third quarter indicates better acceptance of our business across both SimEnterprise and MD solutions, as well as increases in maintenance revenue and services activities,” said Bill Weyand, CEO and Chairman of MSC.Software. “With our enterprise solutions being deployed under multi-phase, multi-year implementation programs, we believe this can provide a good base of business for us going forward.”

“While we are mindful of the global macroeconomic environment, we believe a number of important factors will allow MSC to weather this storm,” said Bill Weyand, CEO and Chairman of MSC.Software. “As a software company with more than 45 years serving the aerospace and automotive industries, we have seen these cycles before and we know how our customers behave. We believe they will look at their internal processes to improve productivity by reducing physical prototype testing in order to save costs, speed time to market and accelerate product innovation. However, we believe that a prolonged economic downturn could adversely impact our customers, IT spending patterns, and thereby our business as well.”

“SimEnterprise releases in the third quarter are enhanced with features that address industry specific requirements related to a number of simulation technologies including composites, advanced materials, collaboration and multi-discipline analysis. In addition these releases have features designed to support and demonstrate the value of SimEnterprise in new industries such as packaging and consumer goods,” continued Mr. Weyand.

Press Release - MSC.Software Announces Third Quarter Financial Results

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the third quarter and nine months ended September 30, 2008 was $20.3 million and $59.0 million, respectively, compared with $17.6 million and $53.2 million last year. Total revenue in EMEA for the third quarter and nine months ended September 30, 2008 was $25.3 million and $73.6 million, respectively, compared with $21.5 million and $65.9 million last year. Changes in the Euro increased EMEA revenue by $2.6 million in the quarter and $9.0 million in the nine month period. In the Asia region, revenue for the third quarter and nine months ended September 30, 2008 totaled $18.1 million and $56.8 million, respectively, compared with $18.1 million and $56.4 million last year. Changes in the Japanese Yen increased Asia revenue by $2.0 million in the quarter and $6.7 million in the nine months.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the third quarter ended September 30, 2008 were $48.1 million, compared with $46.3 million last year. Foreign currency impacts increased total operating expenses by $1.9 million in the third quarter of 2008. Operating income for the third quarter was $3.0 million, which compares with operating income of $0.4 million in the third quarter last year. This quarter’s operating expenses included $1.1 million of restructuring and other charges and the third quarter last year included $0.8 million of restructuring and other charges. Income from continuing operations for the quarter totaled $2.3 million or $0.05 per diluted share, compared with $0.1 million in the third quarter last year.

Total operating expenses for the nine months ended September 30, 2008 were $154.3 million, compared with $151.6 million last year. Foreign currency impacts increased total operating expenses by $7.6 million in the nine month period of 2008. The operating loss for the nine month period was $1.8 million, compared with an operating loss of $9.1 million in the nine month period last year. The operating loss for the first nine months of 2008 included $2.0 million of restructuring charges and for the nine month period ended September 30, 2007 included $8.6 million of restructuring and other charges. Net income from continuing operations for the nine months totaled $1.2 million or $0.03 per diluted share, compared with a loss of $4.9 million or ($0.11) per diluted share in the nine months last year.

CONFERENCE CALL

The Company will host a conference call to discuss the third quarter financial results today at 8:00 am pacific (11:00 pm eastern). The third quarter conference call will include a slide presentation that can be downloaded at: http://www.mscsoftware.com/ir/. The conference call can be accessed by web cast at: http://www.mscsoftware.com/ir/ or by dialing in to (800) 374-0151 for US callers or (706) 634-4981 for international callers. To participate in the live conference call, use the following conference ID code: 68570574.

Press Release - MSC.Software Announces Third Quarter Financial Results

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/. The teleconference replay will be available for 48 hours and can be accessed by dialing in to: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 68570574.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs 1100 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, disruption and/or uncertainties in the worldwide economy, market acceptance of our products and new releases, the ability to manage relationships with key customers and suppliers, the financial conditions of our customers, and other factors discussed in “Risk Factors” on our 2007 Form 10-K and other subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

(Financials to follow)

Press Release - MSC.Software Announces Third Quarter Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Revenue:
Software	$19,874	$21,541	$65,859	$64,566
Maintenance	31,632	34,610	92,272	103,585
Services	5,681	7,583	17,443	21,234

Total Revenue	57,187	63,734	175,574	189,385

Cost of Revenue:
Software	2,173	2,636	7,692	7,818
Maintenance and Services	8,281	10,007	25,422	29,052

Total Cost of Revenue	10,454	12,643	33,114	36,870

Gross Profit	46,733	51,091	142,460	152,515

Operating Expenses:
Research and Development	12,428	11,612	37,530	39,239
Selling and Marketing	20,242	20,129	59,662	67,398
General and Administrative	12,670	14,906	45,294	44,670
Amortization of Intangibles	177	337	522	1,010
Restructuring and Other Charges	809	1,149	8,599	1,994

Total Operating Expenses	46,326	48,133	151,607	154,311

Operating Income (Loss)	407	2,958	(9,147)	(1,796)

Other (Income) Expense :
Interest Expense	300	271	873	814
Other (Income) Expense, net	(1,834)	1,220	(2,464)	(2,395)

Total Other (Income) Expense, net	(1,534)	1,491	(1,591)	(1,581)

Income (Loss) From Continuing Operations Before Provision (Benefit) For Income Taxes	1,941	1,467	(7,556)	(215)
Provision (Benefit) For Income Taxes	1,879	(870)	(2,660)	(1,378)

Income (Loss) From Continuing Operations	62	2,337	(4,896)	1,163

Income From Discontinued Operations, net of Income Taxes	—	—	1,046	—

Net Income (Loss)	$62	$2,337	$(3,850)	$1,163

Basic and Diluted Earnings (Loss) Per Share From Continuing Operations	$—	$0.05	$(0.11)	$0.03
Basic and Diluted Earnings Per Share From Discontinued Operations	$—	$—	$0.02	$—
Basic and Diluted Earnings (Loss) Per Share	$—	$0.05	$(0.09)	$0.03

Basic Weighted-Average Shares Outstanding	44,219	45,047	44,026	44,921
Diluted Weighted-Average Shares Outstanding	45,050	45,696	44,026	45,592

Press Release - MSC.Software Announces Third Quarter Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31,	September 30,
	2007	2008
ASSETS
Cash and Investment	$135,029	$154,243
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,855 and $1,671, respectively	70,204	48,276
Property and Equipment, Net	18,900	15,865
Goodwill, Indefinite Lived & Other Intangibles	195,311	195,128
Other Assets	47,701	58,264

Total Assets	$467,145	$471,776

LIABILITIES AND SHAREHOLDERS' EQUITY
Deferred Revenue	$80,584	$77,218
Long-Term Debt	6,936	6,351
Other Liabilities	60,215	56,997

Total Liabilities	147,735	140,566

Net Shareholders' Equity	319,410	331,210

Total Liabilities and Shareholders' Equity	$467,145	$471,776

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